Exhibit 99.1

NEWS RELEASE

INVESTOR RELATIONS - CONTACTS:
Gary Smith
GSMITH@CYMEDIX.COM
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212/697-2509 - Phone
212/681-9817 - Fax

       KAISER PERMANENTE GEORGIA AND MEDIX RESOURCES LAUNCH PHYSICIAN CONNECTIVITY
                                      PROGRAM

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      Atlanta,  Georgia,  April 4, 2001 - Medix Resources,  Inc. (AMEX:  MXR) today announced a definitive  agreement with Kaiser Permanente  Georgia for participation in a physician  connectivity  program that  provides  Web-based  technologies  that support  core  health  plan  transactions.  The  agreement  encompasses  an initial pilot  deployment  of  up  to  200  physicians  followed  by a  broader  production agreement to include all Kaiser-affiliated physicians in Georgia.

      Physicians  and their  office  staffs will now be able to verify  eligibility information  and  submit  electronic  claims  via the  internet  for  their  Kaiser
Permanente  members.  The program  incorporates the Cymedix(R)Universal  Interface, which  seamlessly  extracts claim and insurance data from the physician's  practice management  system,  and allows the physician's  office staff to initiate claim and
eligibility   transactions  without  interrupting  practice  workflows.   Physician
deployment for the pilot is scheduled to commence in June 2001.

      Carolyn  Kenny,  President,   Kaiser  Permanente  Georgia,  stated,  "We  are
pleased to spearhead this program in Georgia.  Kaiser  Permanente  firmly  believes in building  effective  relationships  with  organizations  that can help to reduce the overall  cost of  healthcare  and reduce the  administrative  burden  placed on physicians.  We are very  excited to be working  with Medix and invite other health
plans  and   healthcare   organizations   to  join  this  effort  in  a  spirit  of
collaboration."

      "We are  very  proud  and  delighted  that a  prestigious  organization  like
Kaiser  Permanente  Georgia  has  chosen  to  participate  in our  Atlanta  pilot,"
commented John Prufeta,  President and CEO of Medix Resources.  "Kaiser  Permanente
is  our  first  payor  partner  in  the  Georgia   marketplace  and  we  anticipate
additional  payor and  provider  organizations  will follow  their lead.  HIPAA and
state-imposed   prompt  pay  legislation  have  provided   near-term   impetus  for
collaboration  between  physicians and health plans. Our view is that  strengthened collaboration  between  physicians  and health  plans,  when  empowered  by skilled technologies,  is a vital key to redefining how  healthcare  works.  At Medix,  our goal  is to  offer  the  enabling  technologies  that  align  and  unite  the  best interests  of  physicians  and  insurers  to improve  patient  outcomes  and reduce administrative  cost.  We are honored to be  partnering  with Kaiser  Permanente on this flagship endeavor."

ABOUT KAISER PERMANENTE GEORGIA
      Kaiser  Permanente  Georgia is the state's  largest  nonprofit  health  plan, providing  comprehensive  health care services to more than 273,000 members through
10 medical facilities in metro Atlanta,  and a network of affiliated  hospitals and physicians.  Kaiser Permanente of Georgia has "Excellent"  ratings for both its HMO and Medicare products from the National  Committee for Quality  Assurance,  placing it among the best health plans in the nation and region in  providing  quality care and service.

ABOUT MEDIX RESOURCES, INC.
Medix Resources,  Inc.,  through its subsidiary  Cymedix Lynx  Corporation,  is the developer  and  provider  of  the  Cymedix.com(R)suite  of  fully-secure,  patented
Internet based software products,  that enable the effective  communication of high
value  added  healthcare  information  among  physicians,   hospitals,  and  health
plans.   Additional   information  about  Medix  Resources  and  its  products  and services  can be  found  by  visiting  its Web  sites,  WWW.MEDIXRESOURCES.COM  and
WWW.CYMEDIX.COM, or by calling (800) 326-8773.

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Information  in  this  press  release  contains  forward-looking   statements  that
involve risks and  uncertainties  that might  adversely  affect  Medix's  operating results in the future to a material degree.  Such risks and uncertainties  include, without  limitation,  the  ability  of  Medix  to  raise  capital  to  finance  the development of its software  products,  the  effectiveness and the marketability of those products,  the ability of Medix to protect its proprietary  information,  and the  establishment of an efficient  corporate  operating  structure as Medix grows.
These and other risks and  uncertainties  are  presented  in detail in Medix's Form
10-KSB for 2000 was filed with the  Securities  and  Exchange  Commission  on March
21, 2001.  This information is available from the SEC or the Company.